                                                                   Exhibit 10.33

                               February 24, 2000


CONFIDENTIAL
------------

Martin J. Veilleux
6 Emory Place
Holmdel, New Jersey 07733

Dear Marty:

     This amended and restated letter agreement (this "Agreement") formalizes the agreement that we have reached regarding your voluntary resignation from all positions you hold (whether as an officer or employee) with Boron, LePore & Associates, Inc. (the "Company") as of October 31, 2000 (the "Resignation Date"). This Agreement amends and restates in its entirety the terms of the agreement dated December 13, 1999 regarding the same subject matter. The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship. For purposes of this Agreement, all references to the "Company" shall include Boron, LePore & Associates, Inc., a Delaware corporation, and any of its subsidiaries. Reference is made to the Employment Agreement between you and the Company dated March 1, 1999 (the "Employment Agreement"). Capitalized terms used herein and not defined shall have the meaning set forth in the Employment Agreement. Except as set forth herein, this Agreement supersedes the Employment Agreement and the Employment Agreement is of no further force or effect.

     In exchange for the promises of you and the Company set forth below, you and the Company agree as follows:

A. TERMINATION OF EMPLOYMENT. As of March 31, 2000 you hereby resign as Corporate Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Boron, LePore & Associates, Inc. and from any other officer positions currently held by you with Boron, LePore & Associates, Inc. or any of its subsidiaries. You shall remain employed, as an employee and not as an independent contractor, by the Company as a Special Assistant for Strategic Planning and Business Intelligence ("Special Assistant") from April 1, 2000 until the Resignation Date, at which date you agree to voluntary resign and terminate your employment from all positions and service relationships you hold with the Company, unless you and the

                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 2


Company mutually agree in writing to extend such date. Said resignations are hereby accepted by the Company. The Company hereby agrees that your employment as Special Assistant shall require no more than forty (40) hours per month unless you agree to increase such hours. Travel time and time spent in litigation cooperation under G, below, or under the Advancement Agreement (even if necessary for your own defense in litigation where the Company is also a defendant) shall be included when calculating such hours. Time you agree to work in excess of 40 hours per month in this position will be compensated at a rate to be set on a case by case basis by mutual agreement. Notwithstanding any termination of your employment by the Company prior to October 31, 2000, in the event of any such termination you shall continue to be entitled to receive all of the benefits provided under this Agreement as if you had remained employed by the Company through October 31, 2000. In addition, in the event of termination by the Company, your death or disability, in each case prior to October 31, 2000, you will be entitled to a lump sum payment of $125,000.

B. SEVERANCE; COMPENSATION. The Company shall continue to make payments in the amount of your Base Salary (as subsequently raised to $250,000) from December 13, 1999 until March 31, 2000. During the period from April 1, 2000 through October 31, 2000 you will be employed by the Company as a Special Assistant for Strategic Planning and Business Intelligence and receive monthly salary payments of $5,000, provided, however, that if you terminate your employment for any reason during this period, including if you terminate your employment due to your death or disability, you will no longer receive such $5,000 payments. Notwithstanding any early termination as Special Assistant for Strategic Planning and Business Intelligence, during the period from April 1, 2000 until March 31, 2001, you will receive payments equal to your Base Salary as of the date hereof. You shall also receive $100,000 as your bonus for 1999 and $125,000, the full amount of your target bonus set for 2000, when such bonuses would otherwise be paid, but in no event later than January 31, 2001.
In the event the Company breaches this Agreement, the Company shall not be entitled to offset any amounts payable for income or benefits you receive from other sources. In consideration of these payments, you are hereby delivering to the Company in paragraph I hereto a release of claims, and you agree, as a condition to the Company's obligation to pay you any amounts which are due you on or after the Resignation Date pursuant to this Agreement, to deliver another release in the same form on or about the Resignation Date. The foregoing payments shall be payable in accordance with the Company's payroll practices for its executive officers, in all cases subject to withholding under applicable law; provided, however, that the Company in its sole discretion may elect to pay at any time any remaining amounts due to you hereunder

                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 3


in a lump sum; and provided further, that in the event of a Change of Control of the Company (as such term is defined in your current Employment Agreement), all remaining amounts payable to you hereunder shall be paid in full in a lump sum immediately upon the occurrence of such Change of Control, except that all of your rights to receive the $125,000 payment provided for in Section A above and your employment as Special Assistant for Strategic Planning and Business Intelligence shall terminate upon the consummation of a Change of Control.
The Company agrees to pay you at your Base Salary rate for any unused vacation time you have accrued through March 31, 2000, based on Company policy related to such vacation time, which shall be paid promptly upon termination of your employment relationship with the Company. Other than the payments described in this Agreement, you shall not be entitled to any additional payments from the Company relating to your employment with the Company or the termination thereof, including, without limitation, any amounts specified in the Employment Agreement.

C. STOCK OPTIONS. Notwithstanding any provision to the contrary contained in the stock option agreements between you and the Company or the governing stock option plan (collectively, the "Option Agreements"), all stock options to purchase shares of Common Stock held by you which are unvested as of November 1, 2000 shall terminate as of November 1, 2000, unless mutually agreed in writing to be extended, and you will have the period of time following the Resignation Date (or such earlier date on which your service relationship with the Company terminates due to your voluntary resignation, death or disability) specified in the Option Agreements and the governing stock option plan to exercise such stock options which have vested as of the date of termination of your service relationship with the Company; provided further, that all stock options to purchase shares of Common Stock held by you prior to a Change of Control will vest and become exercisable to the extent set forth in the applicable Option Agreements upon the consummation of the Change of Control.

     In addition, in the event that your stock options are to be assumed in a Transaction (as defined in the relevant Option Agreement) or new awards are substituted for your Option Agreements in a Transaction, the Company hereby agrees that the termination of your employment as a Special Assistant upon the occurrence of a Change of Control, as provided in Paragraph B above, shall be deemed to be a termination "without cause" for purposes of the so-called "double trigger" provisions of the Option Agreements and all stock options so assumed, continued or substituted that provide for vesting in full upon a termination without cause shall be vested and exercisable in full immediately prior to such Change of Control.

                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 4

D. BENEFITS. You and your beneficiaries shall be entitled to continue to receive, at the Company's expense, the medical, dental, life and disability insurance benefits as are currently provided to you (or comparable coverage pursuant to COBRA) until the earlier of (a) the date on which you secure permanent employment and become eligible for participation in such employer's insurance programs or (b) November 1, 2000, at which time all such benefits shall terminate, except as otherwise provided by law. Until the termination of your employment with the Company, you shall be entitled to continue to participate as an employee in any existing 401(k) plan of the Company, and after the termination of your employment with the Company, your rights with regard to any such 401(k) plan shall be as provided by law and as may be provided in any such plan with regard to former employees of the Company. Your eligibility to participate in the Company's other employee benefit plans and programs will cease on November 1, 2000, except as otherwise required by law. The Company shall promptly reimburse you for all reasonable business expenses incurred by you as an employee of the Company.

E. NON-COMPETITION; CONFIDENTIALITY. You hereby acknowledge that until March 31, 2001, you are still subject to the terms and covenants contained in Article 8 of the Employment Agreement by and between you and the Company, at which time such terms shall be of no further force or effect. You hereby reaffirm and readopt all of the terms and covenants of Sections 7 and 9 of the Employment Agreement as if they were completely restated herein. Except as set forth in this Agreement, the Employment Agreement is hereby terminated and of no further force and effect. We hereby agree that the non-competition provisions of your Employment Agreement will not be deemed to apply to the review, analysis and interpretation of pharmaceutical marketing trends and techniques, including the sale of such information no matter to whom such sale is made or your self employment or investment, ownership, control in or employment by an entity in which you own the majority equity interest if the business conducted by such entity is solely in such areas. We further agree that any disclosures required pursuant to a valid and effective subpoena or order issued by a court of competent jurisdiction or other valid formal discovery process required or allowed under applicable rules of court shall be permitted, provided you agree to (i) immediately notify the Company of the existence, terms and circumstances surrounding such a request, (ii) consult with the Company on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts at the Company's expense to obtain an order or other reliable assurance that confidential treatment will be accorded to such information. Notice to, consultation with, and efforts taken by counsel provided by the


                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 5


Company (as opposed to separate counsel paid for but not selected by the Company) shall constitute compliance with the requirements of the immediately preceding sentence of this Agreement.

F. RETURN OF PROPERTY. You hereby acknowledge that all documents, records, materials, software, equipment, credit cards, information and other physical or intellectual property that have come into your possession or been produced or created by you in connection with your employment with or for the Company ("Property") have been and remain the sole property of the Company. You hereby acknowledge that you have returned to the Company all such Property or will have returned all such Property on or prior to October 31, 2000, except for your Company credit card which will be returned by April 1, 2000.

G. LITIGATION COOPERATION. You agree to reasonably cooperate with the Company in (i) the defense, prosecution or investigation of any claims or actions which already have been brought or threatened, or which may be brought or threatened in the future against or on behalf of the Company and its affiliates and (ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry or investigation, in either case that relate to events or occurrences that transpired during your employment or association with the Company; provided, however, that such cooperation shall not materially and adversely affect you or expose you to an increased probability of civil or criminal litigation. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: being available to meet with counsel to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by the Company; and to meet with counsel or other designated representative of the Company to prepare responses to and to cooperate with the Company's processing of governmental audits, inspections, inquiries or investigations. You agree that you will maintain the confidences and privileges of the Company. In addition to your compensation hereunder for such cooperation, you will be reimbursed by the Company only for any reasonable out-of-pocket expenses that you reasonably incur in connection with such cooperation, including but not limited to reasonable attorneys' fees and expenses, subject to reasonable and satisfactory documentation. The Company will not exercise their rights under this paragraph so as to interfere with your ability to engage in gainful employment and shall endeavor to schedule your responsibilities hereunder so as not to interfere with your schedule so long as you promptly provide timely alternative dates on which you can fulfill your obligations hereunder. In the event there are any inconsistencies or conflicts between the terms

                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 6


and conditions of this Paragraph G and the terms and conditions of the Advancement Agreement and the Side Letter, each dated as of even date herewith, the terms and conditions of the Advancement Agreement and the Side Letter shall control.

H. NON-DISPARAGEMENT AND COOPERATION DURING TRANSITION. Each of us agrees, that until December 13, 2002, we will not to make or cause to be made, directly or indirectly, any statement to any person criticizing or disparaging the other or any of the Company's stockholders, directors, officers or employees or commenting unfavorably or falsely on the character, business judgment, business practices or business reputation of the other or any of the Company's stockholders, directors, officers or employees, provided, however, that any party may truthfully respond to questions in the ordinary course of business or litigation. You agree that from the date of your receipt of this Agreement, you will cooperate fully with the Company in arranging for an orderly and professional transition of your responsibilities. Each of us further agrees that he or it will present the circumstances of your departure in a light that will not reflect unfavorably on you or the Company.

I. RELEASE. You hereby irrevocably and unconditionally release, acquit, and forever discharge the Company and its affiliates, securityholders, subsidiaries, affiliates and related entities and their respective current and former partners, members, officers, directors, agents, and employees, from any and all claims, demands, or causes of action based upon any past action, omission, or event, whether known or unknown, and whether or not in litigation which you may have had from the beginning of time or which could be asserted by another on your behalf, based on any action, omission, or event through the date hereof relating to your employment at the Company and/or your status as a stockholder and/or optionholder of the Company. This release includes actions claiming violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., the Age Discrimination in Employment Act, the Americans with Disabilities Act, all other labor laws of New Jersey, and any other federal, state, or local law, order or regulation. This release also includes any claims for wrongful discharge or that the Company has dealt with you unfairly or in bad faith, and actions raising tortious claims, actions raising any claim of express or implied contract of employment, or any other cause of action or claims of violation of common law. This release is for any and all relief, without regard to its form or characterization. Included in this release are any and all claims for attorneys' fees and for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event. Notwithstanding anything in this release to the contrary, this release shall not be construed to limit your right to enforce this


                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 7

Agreement the Amended and Restated Advancement Agreement entered into as of this date or any Stock Option Agreements to which you are a party relating to stock options remaining outstanding in accordance with the terms hereof.

J. INDEMNIFICATION AND INSURANCE. From and after the date of this Agreement, the Company agrees that it will indemnify you and hold you harmless against any losses, claims, damages, liabilities, costs and expenses, including without limitation attorneys' fees and expenses, relating to or arising out of your employment in any capacity with the Company to the same extent and upon the same terms, conditions and limitations as indemnification shall be provided to other executive officers of the Company who are not directors and shall provide, at the Company's expense, Directors' and Officers' insurance coverage to the same extent and upon the same terms and conditions as such insurance may be provided to other executive officers of the Company from time to time. Consistent with the foregoing, the Company shall have the right to assume the defense of any proceeding to which you are a party or otherwise subject with counsel of its choice (with representation by your own counsel following any such assumption to be at your expense except in cases of conflict of interest under applicable standards of professional conduct, in which case the Company shall be responsible for such expense), and advancement of expenses shall be made upon determination by the Board of Directors to advance such expenses and receipt of an undertaking by you to repay such expenses if it shall be determined that you are not entitled to indemnification under applicable law. Without limitation of the foregoing, you shall be entitled to indemnification in accordance with the terms of Article V of the Company's By-laws as currently in effect as a former officer of the Company, notwithstanding any future Changes of Control or amendment thereof, the terms and conditions of which are incorporated by reference herein to govern the provision of indemnification to you by the Company.

K.   MISCELLANEOUS.

     You are advised to consult with an attorney before signing this Agreement.

     By signing this Agreement, you acknowledge that you are doing so voluntarily and only after consultation with your personal attorney. You also acknowledge that you are not relying on any representations by the undersigned or any other representative of the Company concerning the meaning of any aspect of this Agreement other than as set forth in this Agreement.


                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 8

     You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for seven (7) days before executing it.
If not signed by you and returned to Mr. Patrick G. LePore, Chief Executive Officer, Boron, LePore & Associates, Inc., 17-17 Route 208 North, Fair Lawn,
New Jersey 07410, so that he receives it by close of business on the eighth
(8th) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the seven (7) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within seven (7) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire seven (7) day period. The Company acknowledges that for a period of seven (7) days from the date on which you execute this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to Mr. LePore at the address indicated above, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period.

     In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The laws of New Jersey will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement except for matters relating to indemnification and advancement of expenses, as to which Delaware law shall apply. In the event that any provision or portion of a provision of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included. This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

     In the event of a dispute between the parties concerning their respective rights and obligations under this Agreement or under any stock option agreement to which you and the Company are party, that the parties are unable to resolve amicably between themselves within sixty (60) days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of J.A.M.S. Endispute by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. The prevailing party in any such arbitration shall be entitled to reimbursement of reasonable


                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 9

attorneys' fees and costs from the non-prevailing party. Notwithstanding anything to the contrary herein, the provisions of this paragraph shall not apply to any equitable remedies to which any party may be entitled.

     Notwithstanding the foregoing, it is specifically understood and agreed that any breach of the provisions of Sections A, E, F and H hereof is likely to result in irreparable injury to the nonbreaching party and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the nonbreaching party shall be entitled to enforce the specific performance of Sections A, E, F and H of this Agreement and to seek both temporary and permanent injunctive relief (to the extent permitted by law).

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight mail (with receipt acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

     To the Company:     Boron, LePore & Associates, Inc.
                    17-17 Route 208 North
                    Fair Lawn, New Jersey  07410
                    Attention:  Patrick G. LePore, Chief Executive Officer

     To the Employee:    Martin J. Veilleux
                    6 Emory Place
                    Holmdel, New Jersey 07733

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of delivery.

     The Company is executing this Agreement with you on behalf of itself and each of its subsidiaries and hereby represents to you that the execution and delivery of this Agreement by the Company and the performance of the Company's obligations hereunder have been duly authorized by all necessary action on the part of the Company.

                                                              PGL ____  MJV ____

Martin J. Veilleux
February 24, 2000
Page 10

     If you agree to these terms, please sign and date below and return this Agreement to the undersigned within the time limitation set forth above.

                                 Sincerely,

                                 BORON, LEPORE & ASSOCIATES, INC.


                                 By: /s/ Patrick G. LePore
                                     ----------------------------
                                 Name:  Patrick G. LePore
                                 Title: Chief Executive Officer


ACCEPTED AND AGREED TO:



/s/ Martin J. Veilleux
----------------------------
Martin J. Veilleux

Dated:
       ---------------------

SPOUSAL CONSENT: I ACKNOWLEDGE THAT I HAVE READ THE FOREGOING AGREEMENT AND THAT I UNDERSTAND THE CONTENTS THEREOF AND HEREBY ACCEPT AND AGREE TO THE FOREGOING TERMS.


----------------------------
Name:

Dated:
       ---------------------

                                                            PGL _____ MJV _____